UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-0165465

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01	Other Events.

On May 8, 2012, Progress Energy, Inc. and Duke Energy Corporation entered into a supplemental merger settlement agreement (the “Supplemental Agreement”) with the North Carolina Public Staff which was filed with the North Carolina Utilities Commission (the “NCUC”) in connection with the companies’ proposed merger. The Supplemental Agreement addresses state regulatory issues raised by the market power mitigation proposal filed by the companies with the Federal Energy Regulatory Commission (the “FERC”) on March 26, 2012 and clarifies provisions in a previous settlement agreement filed September 2, 2011.

Pursuant to the Supplemental Agreement, the companies will continue to guarantee $650 million in system savings for Carolinas retail customers which will be achieved through fuel blending and purchases and jointly operating the Carolinas generation fleets. However, the Supplemental Agreement clarifies a number of issues related to the $650 million guarantee and provides up to 18 months beyond the original five-year timeframe in which the savings can be achieved if coal consumption at certain plants is less than originally forecasted due to declines in natural gas prices. The companies also agree not to seek recovery from North Carolina retail customers for the seven transmission projects detailed in the mitigation proposal, estimated to cost approximately $110 million, for five years following the closing of the merger. After five years, the companies may seek to recover the costs of the transmission projects but must show that the projects are needed to provide adequate and reliable retail service regardless of the merger. During the two to three year period that the transmission projects are being constructed and the interim mitigation power sales are in place, the companies will reduce retail rates by approximately $70 million which will be apportioned between Progress Energy Carolinas and Duke Energy Carolinas retail customers. Progress Energy Carolinas and Duke Energy Carolinas will not seek recovery from North Carolina retail customers for any revenue shortfalls or fuel-related costs associated with the three-year interim mitigation power sales agreements, which are estimated at approximately $40-50 million over the term of the interim mitigation, nor will they seek recovery from North Carolina retail customers for the allocable portion of merger severance costs, estimated to be approximately $220 to $230 million total. The Supplemental Agreement is subject to the approval of the NCUC, and is also contingent upon the approval by the FERC, without material condition or change, of the market power mitigation proposal as well as the joint dispatch agreement and joint open access transmission tariff that were previously filed by the companies with the FERC.

An overview providing additional detail on the Supplemental Agreement is attached to this Form 8-K as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

99.1	Summary of Settlement Agreement with N.C. Utilities Commission Public Staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. Registrants

By:	/s/ David B. Fountain
David B. Fountain Assistant Secretary Progress Energy, Inc.

Corporate Secretary Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Date: May 8, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Summary of Settlement Agreement with N.C. Utilities Commission Public Staff.